UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2010
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 262-0110
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On April 26, 2010 LaCrosse Footwear, Inc. (the “Company”) held its annual meeting of shareholders. At the meeting, Joseph P. Schneider and Charles P. Smith were each re-elected to the Company’s board of directors, and each other matter proposed at the meeting was approved.
The following is a summary of the voting results for each proposal:
(1) The election of two Directors to three-year terms;

Name	Votes For	Votes Withheld	Broker Non-Votes
Joseph P. Schneider	4,124,699	196,915	1,014,528
Charles W. Smith	4,126,149	195,465	1,014,528
(2) A proposal to amend the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan;

Votes For	Votes Against	Abstain	Broker Non-Votes
3,822,116	498,245	1,253	1,014,528
(3) A proposal to amend the LaCrosse Footwear, Inc. 2007 Long-Term Incentive Plan; and

Votes For	Votes Against	Abstain	Broker Non-Votes
4,015,396	303,364	2,854	1,014,528
(4) A proposal to ratify the appointment of McGladrey & Pullen, LLP as LaCrosse Footwear, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstain	Broker Non-Votes
5,332,754	2,122	1,266	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: April 29, 2010	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

END OF FILING

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